SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2002

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48340-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 9.         Regulation FD Disclosure.

        On December 5, 2002, Fentura Financial, Inc. issued a news release with respect to its declaration of an extraordinary dividend of $0.32 per share, payable to shareholders of record as of December 9, 2002 with a payable date of December 13, 2002. A copy of the news release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2002	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Donald L. Grill President

EXHIBIT INDEX

99.1	Press Release Dated December 5, 2002

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985

For Immediate Release

December 5, 2002

FENTURA ANNOUNCES EXTRAORDINARY DIVIDEND

        Russell H. Van Gilder, Chairman of the Board of Fentura Financial, Inc., announced today that the Board of Directors recently approved a $0.32 dividend. This extraordinary dividend will be payable on December 13, 2002, to shareholders of record on December 9, 2002.

        In March of 2002, Fentura changed its dividend payment policy from paying quarterly dividends during the last month of the quarter to payment of quarterly dividends during the month following the completion of the calendar quarter. This change in policy resulted in only three regular dividend payments during the year. Acknowledging the impact of the change on shareholders, the Board approved the extraordinary dividend prior to year end so that total dividends paid during 2002 of $1.01 per share would equal the total dividends per share paid in 2001. During 2003, regular dividend payments are expected to be made in January, April, July and October.

        Fentura Financial, Inc. is the financial holding company for The State Bank headquartered in Fenton, Michigan; with offices serving Fenton, Linden, Holly and Grand Blanc; and Davison State Bank with two offices serving the Davison area.

Cautionary Statement for publication: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the word “expected” and similar expressions identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.